Exhibit 10.1

September 29, 2006

Patriot Associates, LLC
111 E. 56th Street
New York, NY 10022

Dear Sirs,

This letter is to confirm our discussion of this afternoon that Xenonics Holdings, Inc. will not be extending the Consulting Agreement dated September 9, 2005. In accordance with Amendment No. 3 to the Consulting Agreement, the Company will not issue 187,500 shares of the Company’s common stock and will cancel the warrant dated October 19, 2005 for 1,312,500 shares of common stock effective September 30, 2006.

Sincerely,

/s/ Richard J. Naughton
Richard J. Naughton